Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated February 13, 2025 relating to the Class D Common Shares of Beneficial Interest, par value $0.01 per share, of Fortress Net Lease REIT shall be filed on behalf of the undersigned.

TTC MULTI-STRATEGY FUND QP, LP By: /s/ Whitney Fogle Lewis
Name: Whitney Fogle Lewis
Title: Authorized Signatory

TIEDEMANN ADVISORS GP, LLC By: /s/ Whitney Fogle Lewis
Name: Whitney Fogle Lewis
Title: Authorized Signatory

TIEDEMANN ADVISORS, LLC By: /s/ Whitney Fogle Lewis
Name: Whitney Fogle Lewis
Title: Authorized Signatory

ALTI WEALTH & CAPITAL SOLUTIONS HOLDINGS, LLC By: /s/ Colleen Graham
Name: Colleen Graham
Title: Authorized Signatory

ALTI GLOBAL HOLDINGS, LLC By: /s/ Colleen Graham
Name: Colleen Graham
Title: Authorized Signatory

ALTI GLOBAL TOPCO LTD By: /s/ Colleen Graham
Name: Colleen Graham
Title: Authorized Signatory

ALTI GLOBAL CAPITAL, LLC By: /s/ Colleen Graham
Name: Colleen Graham
Title: Authorized Signatory

ALTI GLOBAL, INC. By: /s/ Colleen Graham
Name: Colleen Graham
Title: Authorized Signatory